UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2018

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2018, DexCom, Inc. (the “Company”) completed its previously announced sale of $850.0 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2023 (the “Notes”) to the Initial Purchasers (as defined below) in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The sale includes the exercise in full by the Representatives (as defined below) of their option to purchase an additional $100.0 million aggregate principal amount Notes.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $836.0 million, after deducting the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company used approximately $35.1 million of the net proceeds to pay the cost of the convertible note hedge transactions described below (after such cost was partially offset by the proceeds to the Company of the warrant transactions described below) and approximately $100.0 million of the net proceeds to repurchase shares of the Company’s common stock (the “Common Stock”) concurrently with the offering. The Company intends to use the remaining net proceeds from this offering for capital expenditures, working capital and general corporate purposes, which may include in-licensing or acquisitions of, or investments in, other businesses, products or technologies, or additional share repurchases.

The information set forth in Item 8.01 of this report under the headings “Indenture,” “Convertible Note Hedge Transactions” and “Warrant Transactions” is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and Indenture described in Items 1.01 and 8.01 of this Current Report on Form 8-K are incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and under the headings “Purchase Agreement,” “Indenture” and “Warrant Transactions” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

Purchase Agreement

On November 27, 2018, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives (the “Representatives”) of the purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of the Notes to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Representatives had an option under the Purchase Agreement to purchase up to an additional $100.0 million aggregate principal amount of Notes, which they exercised in full on November 29, 2018. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Indenture

The Notes were issued pursuant to an Indenture, dated as of November 30, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes are unsecured, unsubordinated obligations of the Company. The Notes will bear interest, at a rate of 0.75% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2019. The Notes mature on December 1, 2023 unless repurchased, redeemed or converted in accordance with their terms prior to such date. The Company may not redeem the Notes prior to December 1, 2021. The Company may redeem for cash all or part of the Notes, at its option, on or after December 1, 2021 and prior to September 1, 2023, if certain conditions are met. No sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

1.	failure by DexCom to pay the principal of the Notes when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

2.	failure by DexCom to pay the interest on any Note when the Note becomes due and payable and the failure continues for a period of 30 days;

3.	failure by DexCom to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right for a period of three business days;

4.

failure by DexCom to give a fundamental change repurchase right notice, a notice of specified corporate events or a notice of a make-whole fundamental change at the time and in the manner provided in the Indenture;

5.	failure by DexCom to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of assets of DexCom;

6.	failure by DexCom to perform any of the agreements contained in the Notes or the Indenture and such failure continues for 60 days after notice given in accordance with the Indenture;

7.

failure to pay at final maturity or upon acceleration any indebtedness for money borrowed by DexCom or any of its significant subsidiaries (as defined in the Indenture) in an aggregate outstanding principal amount in excess of $25.0 million, which indebtedness is not discharged, or which acceleration is not cured or rescinded, within 30 days after written notice as provided in the Indenture;

8.

failure by DexCom or any of its significant subsidiaries to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $25.0 million, if the judgments are not paid, discharged or stayed within 30 days; or

9.	certain events of bankruptcy, insolvency or reorganization of DexCom or any of its significant subsidiaries occurs.

In an event of default described in paragraph 9 occurs, with respect to DexCom, the Notes will be due and payable immediately. Otherwise, upon an event of default listed above holders of 25% aggregate principal amount of the Notes or the Trustee may cause the Notes to be accelerated.

The Notes are convertible into cash, shares of Common Stock or a combination thereof, at the Company’s election, at an initial conversion rate of 6.0869 shares of Common Stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $164.29 per share of Common Stock, with a maximum conversion rate of 8.0651, in each case subject to adjustment as provided in the Indenture. Prior to the close of business on the business day immediately preceding September 1, 2023, such conversion is subject to the satisfaction of certain conditions set forth below.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) or in connection with a redemption are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid special interest to, but excluding, the repurchase date.

Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding September 1, 2023, in multiples of $1,000 principal amount, only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on March 31, 2019 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•

during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that five day consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on such trading day; or

•	upon the occurrence of specified corporate events.

On or after September 1, 2023 until the close of business on the second scheduled trading day immediately preceding December 1, 2023, holders may convert their Notes regardless of the foregoing conditions.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Convertible Note Hedge Transactions

On each of November 27, 2018, concurrently with the pricing of the Notes, and November 29, 2018, concurrently with the exercise by the Representatives of their option to purchase additional Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock (the “Purchased Options”) with each of Bank of America, N.A. and JPMorgan Chase Bank, National Association (collectively, the “Counterparties”). The Purchased Options cover, subject to anti-dilution adjustments substantially identical to those in the Notes, approximately 5.2 million shares of Common Stock in the aggregate and are exercisable upon conversion of the Notes. The Purchased Options have an initial strike price that corresponds to the initial conversion price of the Notes, subject to anti-dilution adjustments substantially similar to those in the Notes. The Purchased Options will expire upon the maturity of the Notes, if not earlier exercised. The Purchased Options are intended to reduce potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market value per share of the Common Stock, as measured under the Purchased Options, at the time of exercise is greater than the strike price of the Purchased Options, which initially corresponds to the conversion price of the Notes. The Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options.

The Company used approximately $35.1 million of the net proceeds from the offering of the Notes to pay the cost of the Purchased Options (after such cost was partially offset by the proceeds to the Company of the Warrants (as defined below)).

The foregoing description of the convertible note hedge transactions and the confirmation for the Purchased Options does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the confirmation for the Purchased Options, a copy of is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Warrant Transactions

Separately from the Purchased Options, on each of November 27, 2018, concurrently with the pricing of the Notes, and November 29, 2018, concurrently with the exercise by the Representatives of their option to purchase additional Notes, the Company entered into warrant transactions to sell to the Counterparties warrants (the “Warrants”) to acquire, subject to anti-dilution adjustments, up to approximately 5.2 million shares of Common Stock in the aggregate at a strike price of approximately $198.38 per share. The maximum number of shares of Common Stock that could be issued pursuant to the Warrants is approximately 10.3 million. The Company offered and sold the Warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the Warrants nor the underlying shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. If the market value per share of Common Stock, as measured under the Warrants, at the time of exercise exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share. The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The Warrants will expire in 2024.

The foregoing description of the Warrants and the confirmation for the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the confirmation for the Warrants, a copy of is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

4.1	Indenture dated November 30, 2018 between DexCom, Inc. and U.S. Bank National Association.

99.1	Form of [Base][Additional] Convertible Note Hedge Transaction Confirmation.

99.2	Form of [Base][Additional] Warrant Transaction Confirmation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2018	DEXCOM, INC.

	By:	/s/ PATRICK MURPHY
	Name:	Patrick Murphy
	Title:	Senior Vice President, General Counsel and Chief Compliance Officer